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                                                                    EXHIBIT 16.1


                   MARK SHERMAN CPA, PROFESSIONAL CORPORATION
                             316 SOUTH JONES BLVD.,
                               LAS VEGAS, NV 89107
                    Phone (702) 645-6318 Fax: (702) 645-1604
                         Email Msherman@Shermancpas.com
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October 14, 2002

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

To Whom It May Concern:

         We have reviewed the Current Report on Form 8-K dated October 11, 2002 of Critical Home Care, Inc. and are in agreement with the statements contained in the first paragraph contained in such Form 8-K. We have no basis to agree or disagree with other statements of Critical Home Care, Inc. contained in such Form 8-K.

Very Truly Yours,


Mark Sherman CPA, P.C.


By: /s/ Mark Sherman
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         Mark Sherman